EMPLOYER SPONSORED MULTILIFE AGREEMENT

This Agreement dated and effective December 7, 2004 is by and between  Dollar General Corporation of Goodlettsville, TN (hereinafter called the Employer) and the selected UnumProvident Corporation affiliate or affiliates (hereinafter called the Insurance Company).

✓ Provident Life and Accident Insurance Company, 1 Fountain Square, Chattanooga, TN 37402

� Unum Life Insurance Company of America, 2211 Congress Street, Portland ME 04122

� The Paul Revere Life Insurance Company, 18 Chestnut Street, Worcester, MA 01608-1528

This is a Multilife Employer Sponsored plan of individual disability insurance. In consideration of the covenants and conditions as herein provided, the Insurance Company agrees to accept premiums in accordance with its published rates and discount for policies where premiums are so deducted and remitted. The Employer agrees, with respect to policies issued by the Insurance Company, to certain employees:

PAYMENT and BILLING (Check one):

✓

To pay in full the required premiums (100% Employer Pay) for such policies and to remit such     premiums to the Insurance Company when due. (Refund check will be sent to the Employer when there is an overpayment).

�

To pay between 50% and 99% of the required premiums and to make salary deductions of the remainder of the required premiums for such policies, and to remit such premiums to the Insurance Company when due. (Refund check will be sent to the Employer when there is an overpayment).

✓

To make salary deductions for required premiums (100% Employee Pay) for such policies and to remit such premiums to the Insurance Company when due (Refund check will be sent to the Insured when there is an overpayment).

�

To pay between 1% and 49% of the required premium and to make salary deductions of the remainder of the required premiums for such policies, and to remit such premiums to the Insurance Company when due. (Refund check will be sent to the Insured when there is an overpayment).

�

To sponsor and endorse the voluntary purchase of such policies billed on an individual employee bank draft or direct bill basis. (Refund check will be sent to the Insured when there is an overpayment).

It is mutually understood that this agreement can be terminated by either party subject to a thirty day written notice.

By: /s/ Jeffrey R. Rice

 (Company Officer) Print & Sign

By: /s/ William Morgan

(UnumProvident Officer) Print & Sign

IMPORTANT NOTICE TO EMPLOYER

IF THIS INSURANCE IS NOT PART OF AN EMPLOYEE BENEFIT PLAN, PLEASE DISREGARD THIS NOTICE.

The following is in reference to the Civil Rights Act prohibiting sex discrimination in employee benefit plans on the basis of pregnancy as a cause of disability.

This legislation applies to employee benefit plans. It may affect the female employees who have an individual disability income policy issued to them, by the Insurance Company, in connection with your employee benefit plan.

Disabilities due to complications of either pregnancy or childbirth are covered by certain policies of the affiliates of the UnumProvident Corporation. However, disabilities due to either normal pregnancy or childbirth are excluded in whole or in part for the first 90 days of sickness unless required by specific state regulation. If a policy has such an exclusion, the following provision applies:

We will pay benefits for a sickness disability caused by normal pregnancy or childbirth as follows:

1.

Benefits for such disability will begin on the 91st day of total disability if the employee’s policy has an earlier Commencement Date. (The Commencement Date is the day benefits begin under the employee’s policy). You will be required to provide coverage from the Commencement Date through the 90th day.

2.

Benefits for such disability will begin on the policy Commencement Date if the Commencement Date is the 91st day or later.

We will pay benefits while the disability continues, but not beyond the policy benefit period for sickness. The amount of the benefit we will pay is the same as that provided by the policy.

To be entitled to benefits, the employee must have the Insurance Company’s disability income policy issued in conjunction with your employee benefit plan. The disability must occur while the individual is in your employ, and must meet the definition set forth in her inforce policy.

 We ask that, at the time a maternity claim is presented, you advise us if you have an employee benefit plan that may be affected.

If you have any questions regarding this notice, you may contact your Sales Representative.

Supplemental Income Protection Plan

December 6, 2004

Developed Specifically For:

Dollar General

Risk # 141400 & 141401

Income III Choice NC (without Update)

Presented by:

William Taylor

Prepared by:

Christopher Morris

Plan Offering

Thank you for considering UnumProvident for your Supplemental Income Protection insurance plan in conjunction with the Employer Sponsored Multilife Agreement.  Enclosed with your plan offering are detailed plan specifications and an offer request document.  UnumProvident is pleased to partner with Dollar General to provide these benefits to your employees.  Specifically, your customized plan design includes:

Guaranteed Standard Issue (GSI) Supplemental Income Protection Plan Summary

Tier I

Tier II

Eligibility	All Full-time Executives with earnings of $225,000 or more annually as of 11-1-04.	All other Management & Executives earning less than $225,000 annually in job grade 28 or above.
Insurable Income	Base Salary	Base Salary
Plan Design	75% of monthly insurable income less LTD to amount of the GSI offer	75% of monthly insurable income less LTD to amount of the GSI offer
LTD Plan	UnumProvident: 60% of Base Salary to a maximum of $15,000, 100% Employer Paid	UnumProvident: 60% of Base Salary to a maximum of $15,000, 100% Employer Paid
GSI Benefit Maximum	$5,000	$3,000
Elimination Period	180 days	180 days
Benefit Period	To Age 67	To Age 67
Contract Type	Income III Choice / Non-Cancelable Contract (without Update)	Income III Choice / Non-Cancelable Contract (without Update)
Contributory Status	Employer Paid	Employee Paid
Participation Requirement	100% (8 lives)	40% (48 lives)
Discount	20% Multilife	20% Multilife
Optional Additional Benefits:	Catastrophic Disability Benefit - 25% to $8,000(replacement not to exceed 100%) with limited medical underwriting	Catastrophic Disability Benefit - 25% to $8,000(replacement not to exceed 100%)with limited medical underwriting
	Guaranteed Coverage Increase (GCI)	Guaranteed Coverage Increase (GCI)

Contract Benefits

Income Series III (Choice)

Non-Cancellable Contract

Benefit Period

To Age 67

Elimination Period

Benefits begin after a waiting period of 180 days

Income Replacement for Total Disability

•

For the duration of your Benefit Period: a monthly income benefit will be paid if you are disabled in your own occupation, not working in another occupation and under a physician’s care

•

2 Years Mental Disorder Benefit

Return-To-Work Benefits

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Rehabilitation Services: available to you while you are totally or partially disabled and designed to help you return to work.  Include coordination of physical therapy, vocation testing, retraining, career counseling, placement services, worksite modifications, etc.

•

Residual Benefits:  monthly benefits for less-than-total disability, based on your proportionate loss of income, for the duration of the Benefit Period you chose for your policy

•

Work Incentive Benefit:  when you return to work, you will receive a short-term incentive for up to 12 months equal to the difference between your prior income and your current income, for up to 100% income replacement (subject to the maximum benefit amount)

•

Recovery Benefit:  paid for up to 12 months after you return to work full time in your own occupation but continue to have a loss of earnings while you rebuild your business or customer business

Other Features *

•

Lifetime Continuation:  you can exchange your income protection for long-term care insurance coverage between the ages of 60 and 70.  Your base policy LTC benefit will be $3,000 per month (or $100 per day, if state-required).  Your LTC benefit period will be six years

*Not available in CT, FL & TX.

•

Purchase Option Guarantee:  you can exchange your income protection for long-term care insurance coverage between the ages of 60 and 75.  Your base policy LTC benefit will be $3,000 per month (or $100 per day, if state-required).  Your LTC benefit period will be six years

*Only available in TX.

Optional Benefits

•

Guaranteed Coverage Increase: allows employer or employees to increase monthly benefit without evidence of medical insurability up to the GSI Benefit Maximum as salary increases occur

•

Monthly Catastrophic Benefit:  added to your income benefit, replacing up to 100% of your prior income and paying in the event of certain very serious disabilities that are likely to increase your living expenses (your insurance professional can provide information on physical conditions that apply)

This is a brief summary of the general coverage provided by the Income III (Choice) coverage package of UnumProvident’s Income Series (policy 600 or 601). The policy or its provisions may vary or be unavailable in some states. The policy also has exclusions and limitations that may affect any benefits payable. See your insurance professional for complete details on provisions and availability.

Plan Specifications

TERMS & CONDITIONS
Who is eligible

This offer is extended to all eligible individuals (as defined under “Eligibility” on page 1) who are U.S. citizens or permanent U.S. residents possessing a green card.

For the period of time commencing 180 Days prior to and including the date of application, applicants must have been able to continuously work full time (30 hours or more per week) performing all the duties of their occupation without limitation due to injury or sickness, and not have been homebound or hospitalized due to significant injury or sickness.

Basis of Issue

A standard offer means no modifications can be made to the contract’s premium rate, elimination period, benefit period or monthly benefit amounts to adjust for a pre-existing medical condition.

All applicants will be asked questions for current Activities of Daily Living (ADL) losses.  If any ADL loss or applicable pre-existing condition exists on the date of the application, no Lifetime Continuation to Long Term Care (Purchase Option Guarantee in Texas) will be included in the policy, and no Catastrophic Benefit will be issued where applicable.

The benefit will program around any coverage already in-force or applied for.  Total coverage to be in-force would not exceed this plan design or our issue and participation limits.  The benefit may be offset by any in-force individual coverage that was issued on a guaranteed standard basis.

Minimum policy size is Tier 1: $300 - must financially qualify; Tier 2: $300.

Any additional amounts purchased beyond this offer amount will be considered to be outside the plan design and subject to our normal medical and financial underwriting guidelines.

Financial Requirements

We will accept a company-provided census (electronic preferred) listing employee name, date of birth, job title and compensation (defined as Insurable Income on Page 1) as income documentation.   For purposes of insurable income, base salary is defined as stable annual salary.  Variable compensation may include bonus, commissions, K-1 earnings and other forms of incentive compensation, and  is defined as a two-year average of compensation or last year’s if less.  If only a one-year history of variable compensation documentation is available due to an individual not having been employed long enough to generate a two-year history, we will consider 75% of the variable compensation as insurable.  Insurable income should be broken down into base salary and variable compensation in the census, if applicable.

Net Worth and Unearned Income considerations will be disregarded.

Application Type	Tier 1 A-32395 (short form), Tier 2 A-32395 (short form), Tier 3 A-32395 (short form)

Offer Request

OFFER REQUEST

•

This offer must be signed and received by our Advanced Sales Department before applications can be accepted.

•

Written request for this offer must be received by February 17, 2005.

•

The above offer is contingent upon current ratebook and state regulations in effect at application time.  Any change in plan design, eligibility/participation requirements, premium payer, etc. requires written approval by our Advanced Sales Department.

EMPLOYER AND PRODUCER

OBLIGATIONS/ENROLLMENT PROCESS

•

In order to support the Individual Income Protection GSI benefit and as a condition of this offer, UnumProvident requires that an effective communication and enrollment strategy be in place and approved by UnumProvident to assure the minimum participation is achieved. If the required 40% participation is not achieved in Tier II, this offer will be modified by the amount of guarantee issue available for Tier II.

•

UnumProvident will be provided with a full census (name, job, title, insurable income, DOB, gender and employee Social Security Number) that will allow for the development of personalized enrollment materials including pre-printed applications for each employee.

•

The communication strategy will encompass an employer endorsement letter, the distribution of personalized enrollment materials for each employee and follow-up to each employee to review their personalized benefit proposal.

•

All applications must be submitted within 90 Days from the date of this offer request.  After the initial enrollment, new employees must apply for coverage within 90 Days of date of hire or eligibility.

•

Employees who enroll and fully participate in this plan will have the opportunity to update their coverage within the plan design and benefit maximums during a scheduled annual or biannual enrollment period.

OFFER REVIEW PROCESS

This offer will be reviewed every two years and remains in effect subject to our review of the plan design, persistency and overall case success.  We may request current case information and census listing eligible individuals, dates of birth, job title and current income to complete our review.  Although we do not anticipate doing so, we reserve the right to withdraw or modify this offer at any time prior to the execution of this application.  Factors such as experience, non-adherence to offer terms or availability of contract type could make this necessary.  Also, as the amount of this offer was based on the plan design incorporating UnumProvident LTD, we will reserve the right to modify our offer if there is a change in the group LTD carrier.

Dollar General Corporation will provide 90-days notice in advance of any anticipated change or termination to this offer.

We are privileged that you have selected UnumProvident to meet your employees’ income protection needs.  We appreciate the opportunity to serve you and your employees, and we look forward to a continuing relationship.

OFFER ACCEPTANCE

On behalf of Dollar General, I request the offer outlined above and understand that these specifications are only available through the producer to whom this letter is addressed.

/s/ Jeffrey R. Rice	/s/ William H. Taylor
(signature)	(signature)
V.P. Human Resources 12/7/04	William H. Taylor 12/7/04
Position and Title Date	Producer/Agent of Record Date
(type or print clearly)

cc: Christopher Morris\Nashville